Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-175982) and Form S-8 (No. 333-169338) of Chesapeake Midstream Partners, L.P. of our report dated February 14, 2012 relating to the financial statements of Appalachia Midstream Services, L.L.C., which appears in the Current Report on Form 8-K/A of Chesapeake Midstream Partners, L.P. dated February 14, 2012.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

February 14, 2012